UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

ADVANSIX INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)

300 Kimball Drive, Suite 101

Parsippany, New Jersey 07054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On August 14, 2026 (the “Closing Date”), AdvanSix Inc. (the “Company”) completed a refinancing of its existing senior secured revolving credit facility under that certain Credit Agreement, dated as of October 27, 2021 (as amended by Amendment No. 1, dated June 27, 2023, Amendment No. 2, dated October 23, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Company, the lenders party thereto and Truist Bank, as administrative agent, by entering into a new Credit Agreement (the “Credit Agreement”), among the Company, the lenders from time to time party thereto and Citizens Bank, N.A., as administrative agent, which provides for a new senior secured revolving credit facility in an aggregate principal amount of $275 million (the “Revolving Credit Facility”) and a new senior secured term loan facility in an aggregate principal amount of $150 million (the “Term Facility” and, together with the Revolving Credit Facility, the “Facilities”). Any capitalized terms not defined herein shall have the definitions ascribed to them in the Credit Agreement.

Each of the Revolving Credit Facility and the Term Facility has a scheduled maturity date of August 14, 2031. The Credit Agreement permits the Company to utilize up to $40 million of the Revolving Credit Facility for the issuance of letters of credit and up to $40 million for swing line loans. The loans under the Term Facility will amortize in equal quarterly installments at a per annum percentage rate equal to (i) 2.50% for the first year following the Closing Date, (ii) 5.00% for each of the second, third and fourth years following the Closing Date and (iii) 7.50% for the fifth year following the Closing Date, in each case, as a percentage of the original principal amount of the Term Facility, commencing with the full fiscal quarter following the Closing Date, with the remaining balance to be due at the maturity of the Term Facility.

Borrowings under the Credit Agreement bear interest at a rate equal to either (i) the sum of a base rate plus a margin ranging from 0.50% to 1.50% or (ii) the sum of a Term SOFR rate plus a margin ranging from 1.50% to 2.50%, with either such margin varying according to the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement). The Company is also required to pay a commitment fee in respect of unused commitments under the Revolving Credit Facility, if any, at a rate ranging from 0.20% to 0.40% per annum depending on the Company’s Consolidated Leverage Ratio. The applicable margin as of the date hereof under the Credit Agreement is 1.00% for base rate loans and 2.00% for Term SOFR rate loans and the commitment fee rate as of the date hereof is 0.30% per annum.

Substantially all tangible and intangible assets of the Company and its material domestic subsidiaries are pledged as collateral to secure the obligations under the Credit Agreement.

As of the Closing Date, the Company has borrowed $145 million under the Revolving Credit Facility and $150 million under the Term Facility, with approximately $17 million of cash on hand. The proceeds of the Facilities borrowed on the Closing Date were used to refinance outstanding obligations under the Existing Credit Agreement, pay fees, costs and expenses associated therewith and, to the extent of any remaining proceeds, for general corporate purposes for the Company and its subsidiaries. The Company expects to use the proceeds of future borrowings under the Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. Future borrowings under the Revolving Credit Facility will be subject to customary borrowing conditions.

The Credit Agreement contains customary covenants limiting the ability of the Company and its subsidiaries to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase stock of the Company, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. The Credit Agreement also contains financial covenants that require the Company to maintain a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 3:00 to 1:00 and to maintain a Consolidated Leverage Ratio of 3.75 to 1.00 or less for each fiscal quarter (subject to the Company’s option to elect a consolidated leverage ratio increase in connection with certain acquisitions). If the Company does not comply with the covenants in the Credit Agreement, the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding under the Facilities.

The foregoing description of the Facilities does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

ITEM 1.02	Termination of a Material Definitive Agreement.

On August 14, 2026, the outstanding loans under the Existing Credit Agreement were paid in full (together with accrued interest and fees thereunder), the commitments to extend credit under the Existing Credit Agreement were terminated, and all guarantees and security interests in respect of the Existing Credit Agreement were released.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 14, 2026, among AdvanSix Inc., the lenders from time to time party thereto and Citizens Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2026

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary